Exhibit No. EX-99.j.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated January 15, 2004, relating to the financial statements and financial highlights which appear in the November 30, 2003 Annual Reports of U.S. Small XM Value Portfolio, U.S. Micro Cap Portfolio, U.S. Small Cap Portfolio, U.S. Large Cap Value Portfolio, Enhanced U.S. Large Company Portfolio, U.S. Small Cap Value Portfolio, U.S. Large Company Portfolio, DFA Real Estate Securities Portfolio, Japanese Small Company Portfolio, Pacific Rim Small Company Portfolio, United Kingdom Small Company Portfolio, AAM/DFA International High Book to Market Portfolio, Emerging Markets Portfolio, Emerging Markets Small Cap Portfolio, Continental Small Company Portfolio, Large Cap International Portfolio, DFA International Small Cap Value Portfolio, International Small Company Portfolio, Emerging Markets Value Portfolio, DFA One-Year Fixed Income Portfolio, DFA Two-Year Global Fixed Income Portfolio, DFA Five-Year Government Portfolio, DFA Five-Year Global Fixed Income Portfolio, DFA Intermediate Government Fixed Income Portfolio, DFA Short-Term Municipal Bond Portfolio, Tax-Managed U.S. Marketwide Value Portfolio, Tax-Managed U.S. Small Cap Value Portfolio, Tax-Managed U.S. Small Cap Portfolio, Tax-Managed DFA International Value Portfolio, Tax-Managed U.S. Equity Portfolio, VA Small Value Portfolio, VA Large Value Portfolio, VA International Value Portfolio, VA International Small Portfolio, VA Short-Term Fixed Portfolio and VA Global Bond Portfolio (constituting portfolios within DFA Investment Dimensions Group Inc.), DFA International Value Portfolio (one of the portfolios constituting Dimensional Investment Group Inc.), Dimensional Emerging Markets Value Fund, Inc., and The U.S. Large Company Series, The Enhanced U.S. Large Company Series, The U.S. Large Cap Value Series, The U.S. Small XM Value Series, The U.S. Small Cap Value Series, The U.S. Small Cap Series, The U.S Micro Cap Series, The DFA International Value Series, The Japanese Small Company Series, The Pacific Rim Small Company Series, The United Kingdom Small Company Series, The Continental Small Company Series, The Emerging Markets Series, The Emerging Markets Small Cap Series, The DFA One-Year Fixed Income Series, The DFA Two-Year Global Fixed Income Series, The Tax Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series (constituting portfolios within The DFA Investment Trust Company), which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Service Providers”, “Independent Certified Public Accountants” and “Financial Statements” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

March 25, 2004